As filed with the Securities and Exchange Commission on May 3, 2018

Registration No. 333-144829

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-Effective Amendment No. 1

to

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

U.S. GEOTHERMAL INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	4911	84-1472231
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(IRS employer identification no.)

Doron Blachar
Treasurer
U.S. Geothermal Inc.
390 E. Parkcenter Blvd., Ste 250
Boise, Idaho 83706
(208) 424-1027

(Name, Address, and Telephone Number, Including Area Code, of Agent for Service)

copies to:

Kimberley Anderson

Dorsey & Whitney LLP

701 Fifth Avenue, Suite 6100

Seattle, WA 98104

(206) 903-8800

Approximate date of commencement of proposed sale to the public: Not Applicable. Removal from registration of securities that were not sold pursuant to the above referenced registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, check the following box:  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective Registration Statement for the same offering:  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering:  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering:  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and "emerging growth company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

		Emerging growth company	☐

DEREGISTRATION OF SECURITIES

This Post-Effective Amendment No. 1 relates to the Registration Statement No. 333-144829 of U.S. Geothermal Inc. (the “Company”), filed with the Securities and Exchange Commission (“SEC”) on July 24, 2007 (as amended by Amendment No. 1 filed with the SEC on September 28, 2007 and Amendment No. 2 filed with the SEC on October 29, 2007 (the “Registration Statement”).

On April 24, 2018, pursuant to an Agreement and Plan of Merger, dated as of January 24, 2018, by and among the Company, Ormat Nevada Inc., a Delaware corporation (“Ormat”), and OGP Holding Corp., a Delaware corporation and a wholly owned subsidiary of Ormat (“Merger Sub”), Merger Sub merged with and into the Company, with the Company continuing as the surviving corporation and a wholly-owned subsidiary of Ormat (the “Merger”).

As a result of the Merger, any offering pursuant to the Registration Statement has been terminated. In accordance with undertakings made by the Company in the Registration Statement to remove from registration, by means of a post-effective amendment, any of the securities which remain unsold at the termination of the offering, the Company hereby removes from registration the securities of the Company registered but unsold under the Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Post-Effective Amendment No. 1 to the Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boise, State of Idaho on the 3rd day of May, 2018.

U.S. GEOTHERMAL INC.

By:	/s/ Doron Blachar
Name:	Doron Blachar
Title:	Treasurer

Note: No other person is required to sign this Post-Effective Amendment in reliance upon Rule 478 under the Securities Act of 1933, as amended.